                                                                       EXHIBIT 3

                      [BANK OF BOSTON LOGO APPEARS HERE]



                           BANK OF BOSTON CORPORATION



                            ---------------------


                                    BY-LAWS


                            ---------------------



                          REVISED TO OCTOBER 24, 1996



HH-895
REVISED (10/96)

                                    BY-LAWS

                                       OF

                           BANK OF BOSTON CORPORATION


                           --------------------------

                               TABLE OF CONTENTS


                                   ARTICLE I

                          MEETINGS OF THE STOCKHOLDERS



                                                                PAGE
                                                                ----
  SECTION 1.    Place of Meeting; Adjournment.................    1
  SECTION 2.    Annual Meeting................................    1
  SECTION 3.    Special Meetings..............................    1
  SECTION 4.    Notices of Meetings...........................    2
  SECTION 5.    Quorum........................................    3
  SECTION 6.    Organization..................................    4
  SECTION 7.    Voting by Stockholders; Proxies...............    4
  SECTION 8.    Inspectors....................................    5
  SECTION 9.    Action without Meeting........................    5

                                   ARTICLE II

                               BOARD OF DIRECTORS

  SECTION 1.     General Powers; Issue of Stock...............    5
  SECTION 2.     Number, Qualification, Election and Term
                  of office...................................    5
  SECTION 3.     Nominations for Director.....................    6
  SECTION 4.     Quorum and Manner of Acting..................    7
  SECTION 5.     First Meeting................................    8
  SECTION 6.     Regular Meetings.............................    8
  SECTION 7.     Special Meetings.............................    8
  SECTION 8.     Notices of Meetings..........................    8
  SECTION 9.     Organization of Meetings.....................    9
  SECTION 10.    Order of Business............................    9
  SECTION 11.    Action by Directors without a Meeting........    9
  SECTION 12.    Resignation..................................    9
  SECTION 13.    Removal......................................    9


                                                                PAGE
                                                                ----

  SECTION 14.    Vacancies..................................     10
  SECTION 15.    Fees and Expenses of Directors.............     10
  SECTION 16.    Validity of Acts of Directors..............     10
  SECTION 17.    Transactions with the Corporation..........     10

                                  ARTICLE III

                                   COMMITTEES

  SECTION 1.     Executive Committee........................     11
  SECTION 2.     Audit Committee............................     12
  SECTION 3.     Compensation Committee.....................     13
  SECTION 4.     Board Governance and Nominating Committee..     14
  SECTION 5.     Community Investment Committee.............     14
  SECTION 6.     Other Committees...........................     15
  SECTION 7.     Changes in Committee Membership; Filling of
                  Vacancies.................................     15
  SECTION 8.     Records of Committee Action and Board
                  of Directors' Approval....................     15
  SECTION 9.     Committee Proceedings......................     15
  SECTION 10.    Action of Committees without a Meeting.....     16
  SECTION 11.    General Authority of Committees............     16

                                   ARTICLE IV

                                    OFFICERS

  SECTION 1.     Titles and Qualifications..................     16
  SECTION 2.     Appointment and Terms of Office............     16
  SECTION 3.     Duties; Fidelity Bond......................     17
  SECTION 4.     The Chief Executive Officer................     17
  SECTION 5.     The Chairman of the Board..................     17
  SECTION 6      The President and Chief Operating Officer..     17
  SECTION 7.     The Vice Chairmen..........................     18
  SECTION 8.     The Executive Officers.....................     18
  SECTION 9.     The Treasurer..............................     18
  SECTION 10.    The Comptroller............................     18
  SECTION 11     The Clerk and the Secretary of the
                   Board of Directors.......................     18
  SECTION 12.    The General Auditor........................     19
  SECTION 13.    The Vice Presidents........................     19
  SECTION 14.    The Assistant Treasurers and
                  Assistant Clerks..........................     19
  SECTION 15.    Resignation................................     19
  SECTION 16.    Vacancies..................................     19



                                                                 PAGE
                                                                 ----


  SECTION 17.  Compensation of Officers, Employees and
                Other Agents................................     20
  SECTION 18.  Designated Officer...........................     20

                                   ARTICLE V

                                     STOCK

  SECTION 1.   Stock Certificates...........................     20
  SECTION 2.   Transfer of Stock............................     20
  SECTION 3.   Transfer Agent and Registrar;
                Regulations.................................     21
  SECTION 4.   Lost, Mutilated or Destroyed Certificates....     21
  SECTION 5.   Record Date for Determination of Stockholders'
                Rights; Close of Transfer Books.............     21
  SECTION 6.   Dividends....................................     22
  SECTION 7.   Control Share Acquisitions...................     22

                                   ARTICLE VI

                               GENERAL PROVISIONS

  SECTION 1.   Offices......................................     22
  SECTION 2.   Seal.........................................     22
  SECTION 3.   Fiscal Year..................................     23
  SECTION 4.   Execution of Instruments.....................     23
  SECTION 5.   Voting of Securities.........................     23
  SECTION 6.   Powers of Attorney...........................     23
  SECTION 7.   Issue of Debt Securities and
                Other Obligations...........................     24
  SECTION 8.   Corporate Records............................     24
  SECTION 9.   Indemnification of Directors, Officers
                and Others..................................     24

                                  ARTICLE VII

                                   AMENDMENTS

  SECTION 1.   General.....................................      27

                                                                PAGE
                                                                ----

                                  ARTICLE VIII

                               EMERGENCY BY-LAWS

  SECTION 1.    Effective Period...........................      28
  SECTION 2.    Meetings of the Board of Directors.........      28
  SECTION 3.    Emergency Location of Head Office..........      28
  SECTION 4.    Preservation of Continuity of Management...      28
  SECTION 5.    Immunity...................................      28
  SECTION 6.    Amendment of Emergency By-Laws.............      28

                           BANK OF BOSTON CORPORATION

                                  ----------

                                    BY-LAWS

                                  ----------

                                   ARTICLE I

                          MEETINGS OF THE STOCKHOLDERS


       SECTION 1. Place of Meeting; Adjournment. Meetings of the stockholders may be held at the main office of the corporation in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, or at such places within or without the Commonwealth of Massachusetts as may be specified in the notices of such meetings; provided, that, when any meeting is convened, the presiding officer, if directed by the Board of Directors, may adjourn the meeting for a period of time not to exceed 30 days if (a) no quorum is present for the transaction of business or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. The presiding officer in such event shall announce the adjournment and date, time and place of reconvening and shall cause notice thereof to be posted at the place of meeting designated in the notice which was sent to the stockholders, and if such date is more than 10 days after the original date of the meeting the Clerk shall give notice thereof in the manner provided in Section 4 of this Article I.

       SECTION 2. Annual Meeting. The annual meeting of stockholders of the corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be determined by the Board of Directors each year, which date and time may subsequently be changed at any time, including the year any such determination occurs.

       SECTION 3. Special Meetings. Except as provided in the Articles of Organization with respect to the ability of holders of preferred stock to call a special meeting in certain circumstances, special meetings of the stockholders may be called by the Chief Executive Officer or the Chairman of the Board or by a majority of the directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer upon the written application of stockholders who hold one hundred percent in interest of the capital stock of the corporation entitled to be voted at the proposed meeting. Such request shall state the purpose or purposes of the proposed meeting and may designate the place, date and hour of such meeting; provided, however, that no such request shall designate a date not a full business day or an hour not within normal business hours as the date or hour of such meeting.

       As used in these By-Laws, the expression business day means a day other than a day which, at a particular place, is a public holiday or a day other than a day on which banking institutions at such place are allowed or required, by law or otherwise, to remain closed.

       SECTION 4. Notices of Meetings. A printed notice of the place, date and hour and stating the purposes of each meeting of the stockholders shall be given by the Clerk (or other person authorized by law or these By-Laws) at least l0 days before the date fixed for the meeting to each stockholder entitled to vote at such meeting, and to each other stockholder who, under the Articles of Organization or these By-Laws, is entitled to such notice, by leaving such notice with him or her at his or her residence or usual place of business, or by mailing such notice by mail, postage prepaid and addressed to such stockholder at his or her address as it appears in the records of the corporation. Such further notice shall be given by publication or otherwise, as may be required by law or as may be ordered by the Board of Directors. No notice need be given to any stockholder if such stockholder, or his or her authorized attorney, waives such notice by a writing executed before or after the meeting and filed with the records of the meeting or by his or her presence, in person or by proxy, at the meeting.

       It shall be the duty of every stockholder to furnish to the Clerk of the corporation or to the transfer agent, if any, of the class of stock owned by such stockholder, his or her post office address and to notify the Clerk or the transfer agent of any change therein.

       No business may be transacted at a meeting of the stockholders except that (a) specified in the notice thereof given by or at the direction of the Board of Directors or in a supplemental notice given by or at the direction of the Board of Directors and otherwise in compliance with the provisions hereof,
  (b) brought before the meeting by or at the direction of the Board of Directors or the presiding officer or (c) properly brought before the meeting by or on behalf of any stockholder who shall have been a stockholder of record at the time of giving of notice by such stockholder provided for in this paragraph and who shall continue to be entitled at the time of such meeting to vote thereat and who complies with the notice procedures set forth in this paragraph with respect to any business sought to be brought before the meeting by or on behalf of such stockholder other than the election of directors and with the notice provisions set forth in Section 3 of Article II with respect to the election of directors. In addition to any other applicable requirements, for business to be properly brought before a meeting by or on behalf of a stockholder (other than a stockholder proposal included in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (a) not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation or (b) in the case of a special meeting or in the event that the annual meeting is called for a date (including any change in a date determined by the Board pursuant to Section 2 of this Article I) more than 75 days prior to such anniversary date, notice by the stockholder to be timely given must be so received not later than the close of business on the 20th day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of capital stock of the corporation held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder and (d) all other information which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the "Proxy Rules"). In the event the proposed business to be brought before the meeting by or on behalf of a stockholder relates or refers to a proposal or transaction involving the stockholder or a third party which, if it were to have been consummated at the time of the meeting, would have required of such stockholder or third party or any of the affiliates of either of them any prior notification to, filing with, or any orders or other action by, any governmental authority, then any such notice to the Clerk shall be accompanied by appropriate evidence of the making of all such notifications or filings and the issuance of all such orders and the taking of all such actions by all such governmental authorities.

       Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 4; provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before such meeting.

       The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and that business shall be disregarded.

       SECTION 5. Quorum. At all meetings of the stockholders, the holders of record of a majority in interest of all stock issued, outstanding and entitled to vote thereat, or, if two or more classes of stock are issued, outstanding and entitled to vote as separate classes, a majority in interest of each class, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law, by the Articles of Organization or by these By-Laws. Stock of the corporation owned directly or indirectly by the corporation, if any, other than shares of stock held in a fiduciary capacity shall not be deemed outstanding for this purpose. If a quorum is not present or represented at any meeting of the stockholders, the stockholders present or represented and entitled to vote thereat, present in person or represented by proxy, by a majority vote, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of one or more stockholders or their proxy or proxies so as to leave less than a quorum present or represented.

       SECTION 6. Organization. At every meeting of the stockholders, the Chief Executive Officer or the Chairman of the Board or, in their absence, the President, or in the absence of all such officers, a person chosen by majority vote of the stockholders entitled to vote thereat, present in person or represented by proxy, shall act as chairman; and the Clerk, or in his or her absence, any Assistant Clerk, or in the absence of all such officers, any person present appointed by the chairman shall act as secretary of the meeting. The secretary of the meeting need not be sworn.

       SECTION 7. Voting by Stockholders; Proxies. Except as otherwise provided by law or the Articles of Organization, at all meetings of stockholders each stockholder shall have one vote for each share of stock entitled to vote and registered in his or her name. Any stockholder may vote in person or by proxy dated not more than six months prior to the meeting and filed with the secretary of the meeting. Every proxy shall be in writing, executed by a stockholder or his or her authorized attorney-in-fact, and dated. A proxy need not be sealed, witnessed or acknowledged. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. No proxy shall be valid after the final adjournment of the meeting.

       The attendance at any meeting of a stockholder who has therefore given a proxy shall not have the effect of revoking the same unless the stockholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy.

       The corporation shall not, directly, or indirectly, vote any of its own stock other than shares of stock held in a fiduciary capacity. Any shares disqualified from being voted shall not be counted in determining the proportion of or the number of shares or votes required to pass or to vote upon or to consent or assent to any matter.

       Prior to each meeting of stockholders, the Clerk shall make or cause to be made a full, true and complete list, in alphabetical order, of stockholders entitled to notice of and to vote at the meeting showing the number of shares of each class having voting rights held of record by each. When a determination of stockholders entitled to vote at any meeting has been made as provided by law, such determination shall apply to any adjournment of such meeting, except when the determination has been made by the closing of the transfer books and the stated period has expired.

       At all meetings of stockholders, all questions, except as otherwise expressly provided by law or the Articles of Organization or these By-Laws, shall be determined by a majority vote of the stockholders entitled to vote thereon who are present in person or represented by proxy, or, if two or more classes of stock are entitled to vote as separate classes, a majority vote of the stockholders of each class, present in person or represented by proxy. Except as otherwise expressly provided by law, the Articles of Organization or these By-Laws, at all meetings of stockholders the voting shall be by show of hands or voice vote, but any qualified voter may demand a stock vote, by shares of stock, upon any question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him or her, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. All elections shall be decided by plurality vote.

       SECTION 8. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed by the proxies and ballots shall be received and taken in charge by and all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any inspector previously appointed shall fail to attend or refuse or be unable to serve, an inspector in place of the one so failing to attend or refusing or unable to serve shall be appointed, either by the Board of Directors or by the presiding officer at the meeting. No director or candidate for the office of director shall be appointed an inspector. The inspectors shall file with the Clerk or other secretary of the meeting a certificate setting forth the results of each vote taken by ballot at the meeting.

       SECTION 9. Action without Meeting. Any action which may be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Any such consent shall be treated for all purposes as a vote at a meeting and may be described as such in any certificate or other document filed with or furnished to any public official, governmental agency or other person having dealings with the corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS

       SECTION 1. General Powers; Issue of Stock. The property and business of the corporation shall be managed by the Board of Directors which may exercise all powers of the corporation except such powers as are by law or by the Articles of Organization or by these By-Laws conferred upon or reserved to the stockholders. The Board of Directors and the Executive Committee shall have power to issue and sell or otherwise dispose of such shares of the corporation's authorized but unissued capital stock to such persons and at such times and for such consideration and upon such terms as it shall determine from time to time.

       SECTION 2. Number, Qualification, Election and Term of Office. The Board of Directors shall be composed of not less than three nor more than thirty-five directors. Within the limits specified, the number of directors shall be determined from time to time by vote of a majority of the entire Board; provided, however, that no decrease in the number of directors constituting the entire Board of Directors made pursuant to this Section 2 shall shorten the term of any incumbent director. The Board of Directors shall be divided into three classes, as nearly equal in number as possible. The Directors need not be stockholders. To be nominated to serve or to serve as a director, an individual must be eligible to serve as a director both at the time the Board of Directors votes to nominate such individual or receives notice in accordance with Section 3 of this Article of a stockholder's intent to nominate such individual and at the time of such election, and the stockholder making such nomination (and any party on whose behalf or in concert with whom such stockholder is acting) must be qualified at the time of making such nomination to have such individual serve as the nominee of such stockholder (and any party on whose behalf or in concert with whom such stockholder is acting) if such individual is elected. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation, death or removal; provided, that in the event of failure to hold such an annual meeting or to hold such election at such meeting, the election of directors may be held at any special meeting of the stockholders called for that purpose. Directors, except those appointed by the Board of Directors to fill vacancies, shall be elected by a plurality vote of the stockholders, voting by ballot either in person or by proxy. As used in these By-Laws, the expression "entire Board" means the number of directors in office at a particular time.

       SECTION 3. Nominations for Director. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as provided in the Articles of Organization with respect to nominations by holders of preferred stock in certain circumstances. Nominations of persons for election to the Board of Directors at the annual meeting may be made at the annual meeting of stockholders (a) by the Board of Directors or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or (b) by any stockholder of record at the time of giving of notice provided for in this Section 3 and who shall continue to be entitled at the time of the meeting to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3 rather than the notice procedures with respect to other business set forth in Section 4 of Article I. Nominations by stockholders shall be made only after timely notice by such stockholder in writing to the Clerk of the corporation. In order to be timely given, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation; provided, however, that in the event that the meeting is called for a date, including any change in a date determined by the Board pursuant to Section 2 of Article I, more than 75 days prior to such anniversary date, notice by the stockholder to be timely given must be so received not later than the close of business on the 20th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and (v) the consent of each nominee to serve as a director of the corporation if so elected; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf or in concert with whom such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf or in concert with whom such stockholder is acting) if such individual is elected, accompanied by copies of any notification or filings with, or orders or other actions by, any governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth herein.

       The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

       SECTION 4. Quorum and Manner of Acting. One-third of the directors in office (but in no event fewer than two) shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided by law or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Directors shall be deemed present at a meeting when present in person or by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. In the absence of a quorum, a majority of the directors present, or if only two directors are present, either director, or the sole director present, may adjourn any meeting to a day certain or from time to time until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted if the meeting had been held when originally called. A director may not vote or otherwise act by proxy.

       SECTION 5. First Meeting. The Board of Directors elected at any annual meeting of stockholders shall meet at the Head Office of The First National Bank of Boston in the City of Boston and Commonwealth of Massachusetts, or at such other location as the Board may determine, promptly after the final adjournment of such meeting or as soon as practicable (but not more than 30 days) thereafter for purposes of organization, the election of officers for the succeeding year and the transaction of other business. No notice of such meeting need be given.

       SECTION 6. Regular Meetings. Except for the first meeting of the Board of Directors to be held immediately following the annual election of directors, regular meetings of the Board of Directors shall be held on the fourth Thursday in each month, except the month in which the annual election of directors is held, at one o'clock in the afternoon in the directors' room at the Head Office of The First National Bank of Boston in the City of Boston, or at such other time or at such other place, or both, as shall be designated in the notice of meeting given to the directors as provided in these By-Laws. If the day designated for a regular meeting of the Board of Directors would not be a business day (as defined in Section 3 of Article I of these By-Laws) at the place where the meeting is to be held, then the meeting shall be held on such other business day as the Board of Directors may have previously designated, or if no such day shall have been designated, the meeting shall be held on the first business day at such place preceding the date originally designated for such meeting. Any regular meeting of the Board of Directors may be dispensed with by an appropriate vote passed by the Board of Directors at any prior meeting.

       SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer and shall be called by the Clerk at the written request of three or more directors. Special meetings of the Board of Directors may be held at such place and time as may be designated in the call of the meeting.

       SECTION 8. Notices of Meetings. Notice of the time and place of each regular or special meeting of the Board of Directors shall be given to each director at least 48 hours before such meeting if delivered personally or sent by mail or at least 24 hours before such meeting if given by telephone, telex, telegraph or other electronic means. Notice by mail shall be deemed to be given when deposited in the post office or a letter box in postage-paid sealed wrappers or when transmitted by telegraph or telex, and addressed separately to each director at his or her address appearing on the records of the corporation. Notices of meetings of the Board of Directors need not include a statement of the business to be transacted thereat unless required by law or these By-Laws. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the session of the meeting which is being adjourned. Failure to give any such notice of any meeting, or any irregularity in the notice thereof, shall not invalidate any proceedings taken thereat if a quorum is present and if all absent directors, either before or after the meeting, shall sign a waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the minutes of the meetings to which they relate.

       SECTION 9. Organization of Meetings. At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in their absence, an officer designated by the Chief Executive Officer, or in the absence of all such officers, a director chosen by a majority of the directors present shall act as chairman. The Clerk, or, in his or her absence, any person appointed by the chairman, shall act as secretary of the meeting and keep minutes of the proceedings. The secretary of the meeting need not be sworn.

       SECTION 10. Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the chairman of the meeting, subject to approval of the directors present thereat.

       SECTION 11. Action by Directors without a Meeting. Unless otherwise restricted by the Articles of Organization or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee. Any such consent shall be treated for all purposes as a vote duly adopted by the Board of Directors or such committee at a meeting and may be described as such in any certificate or other document filed with or furnished to any public official, governmental agency or other person having dealings with the corporation.

       SECTION 12. Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board or the Chief Executive Officer or the Clerk. Such resignation shall take effect upon its receipt or at any later date specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 13. Removal. A director may be removed by the affirmative vote of a majority of the shares outstanding and entitled to vote in the election of directors only for cause. A director may be removed for cause only after reasonable notice and opportunity to be heard before the stockholders. For such time as the corporation is subject to paragraph (a) of Section 50A of Chapter 156B of the Massachusetts General Laws, "cause" with respect to the removal of any director by the stockholders shall mean only (a) conviction of a felony, (b) declaration of unsound mind by order of court, (c) gross dereliction of duty, (d) commission of an action involving moral turpitude, or
  (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation.

       If at any time the corporation shall no longer be subject to paragraph
  (a) of Section 50A of Chapter 156B of the Massachusetts General Laws, (a) a director may be removed from office with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of directors and may be removed from office with cause by vote of a majority of the directors then in office, and (b) a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.

       SECTION 14. Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership; but if the office of any director shall become vacant by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director or otherwise, such vacancy or vacancies shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with this
  Section 14 shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until his or her successor shall have been elected and qualified or until his or her earlier resignation, death or removal.

       SECTION 15. Fees and Expenses of Directors. Each director who is not an officer or employee of the corporation or any of its affiliates may be paid such fees for his or her services and for attendance at meetings of the Board of Directors or of any committee thereof as the Board of Directors may determine from time to time to be appropriate. Such fees may be payable currently or on a deferred basis. In addition, each such director shall be entitled to reimbursement for reasonable expenses incurred by him or her in order to attend meetings of the Board of Directors and committees thereof or otherwise in connection with the performance of his or her duties as a director.

       SECTION 16. Validity of Acts of Directors. All action taken by any meeting of the Board of Directors or of a committee of the directors or by any person acting as a director shall, notwithstanding that it shall afterwards be discovered that there was some defect in the election or appointment or continuance in office of any such director or person acting as a director, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote in relation to the matter acted upon, be as valid as if such person had been duly elected or appointed, had continued in office and was qualified to be a director and entitled to vote on such matter.

       SECTION 17. Transactions with the Corporation. No contract or other transaction between the corporation and one or more of its directors or between the corporation or any other corporation, partnership, voluntary association, trust or other organization of which any of its directors is a director or officer or in which he or she has any financial interest shall be void or voidable for this reason or because any such director is present at or participates in the meeting of the Board of Directors or of the committee thereof which authorizes the contract or transactions or because his or her vote is counted for such purpose (a) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed to the Board of Directors or such committee and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors even though the disinterested directors be less than a quorum or (b) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the shareholders or (c) if the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, such committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

                                  ARTICLE III

                                   COMMITTEES

       SECTION 1. Executive Committee. There shall be an Executive Committee composed of the Chairman of the Board, the Chief Executive Officer and such number of other directors as the Board of Directors may appoint from time to time by resolution passed by the vote of a majority of the entire Board. The Board of Directors may also, from time to time, by similar resolution, appoint one or more alternate members of the Executive Committee who may attend and act in the place of any absent or disqualified member or members of the Executive Committee at any meeting thereof. Subject to the provisions of
  Section 6 of this Article III, the term of office of any appointed member or alternate member of the Executive Committee shall expire on the date specified in the resolution of appointment or any earlier date on which he or she ceases to be a director. Any director who has served as a member or alternate member of the Executive Committee shall be eligible for reappointment to a new term of office. At all meetings of the Executive Committee, the Chief Executive Officer or, in his or her absence, an officer designated by the Chief Executive Officer, or in the absence of such a designation, a director chosen by a majority of the directors present shall preside.

       During the intervals between meetings of the Board of Directors, the Executive Committee, unless expressly provided otherwise by law or these By-Laws, shall have and may exercise all the authority of the Board of Directors, except that it shall not be entitled to

          (i)     change the principal office of the corporation;

          (ii)    amend or repeal these By-Laws or to adopt new by-laws;

          (iii) elect officers required by law to be elected by the stockholders or directors or to fill vacancies in any such offices;

          (iv) change the number of the Board of Directors or to fill vacancies in the Board of Directors;

          (v)     remove officers or directors from office;

          (vi) fix the remuneration of any director for serving on the Board of Directors or any Committee thereof or for services to the corporation in any other capacity;

          (vii) authorize the payment of any dividend or distribution to stockholders;

          (viii) authorize the reacquisition for value of stock of the corporation; or

          (ix) authorize a merger of a subsidiary entity into the corporation.

       In addition to its other duties, the Executive Committee shall establish the quarterly provision and reserve for credit losses, make recommendations
  concerning  dividends   and shall be available to the Chief Executive Officer,
  at his discretion, to discuss strategic opportunities.

        The action taken by the Executive Committee at each meeting shall be reported to the Board of Directors and shall be subject to alteration or repeal by the latter, provided that no alteration or repeal by the Board of Directors of action taken by the Executive Committee shall prejudice the rights or acts of any third person.

       The Executive Committee shall hold meetings at such times and places and upon such notice as it may from time to time determine. Other meetings of the Executive Committee may be called at any time by the Chief Executive Officer or by any two members of the Executive Committee or by the Secretary of the Board of Directors at the written request of the person or persons entitled to call such a meeting.

       SECTION 2. Audit Committee. There shall be an Audit Committee composed of such number of directors (not less than three) as the Board of Directors, by resolution passed by the vote of a majority of the entire Board may appoint, none of whom shall be an employee of the corporation.

       The duties of the Audit Committee shall be

          (a) to recommend to the Board of Directors for approval by the stockholders the appointment of a firm of independent public accountants ("the Auditors") to audit the accounts of the corporation and such of its subsidiaries as the Committee may recommend for the financial year in respect of which such appointment is made;

          (b) to make, or cause to be made by the Auditors, such examinations or audits of the affairs and operations of the corporation or of any one or more of its subsidiaries, of such scope, with such objects, and at such times or intervals as the Committee may determine in its discretion or as may be ordered by the Board of Directors or the Executive Committee;

          (c) to submit to the Board of Directors as soon as may be convenient following the conclusion of each examination or audit made by or at the direction of the Committee, a written report relative thereto;

          (d) to oversee the activities of the General Auditor and his or her staff. The Committee shall also be responsible for conducting periodic performance evaluations and establishing the compensation of the General Auditor; and

          (e) to review matters associated with internal control and the management of risk.

       A notation with respect to each report made to the Board of Directors by the Audit Committee and of the action taken thereon by the Board of Directors shall be made in the minutes of the latter.

       SECTION 3. Compensation Committee. There shall be a Compensation Committee composed of such number of directors as the Board of Directors, by resolution passed by vote of a majority of the entire Board, may appoint, none of whom shall be an employee of the corporation or any subsidiary.

       The duties of the Compensation Committee shall be

     (a) to review the Corporation's overall executive compensation strategy;

     (b) to review the design and administration of executive compensation and incentive plans and employee benefit plans, including ensuring that all plans are consistent with the Corporation's strategy and budget;

     (c) to review all new equity-related plans for executive officers and Directors prior to submission to stockholders;

     (d) to make recommendations to the Board of Directors on new corporate-wide benefit plans or any material changes to existing plans;

     (e) to execute as it sees fit from time to time the powers and to discharge the duties vested in it from time to time by the terms of any pension or other benefit plan or arrangement affecting directors or employees of the corporation;

     (f) to review the compensation of the Chief Executive Officer, the President and the Chairman of the Board and that of other employee Directors and to make recommendations to the Board of Directors;

     (g) to review and approve the recommendations of the Chief Executive Officer on compensation for key executive officers;

     (h) to review diversity representation at the senior and mid-management level;

     (i) to conduct an annual evaluation of the Chief Executive Officer;

     (j) to review succession and development plans for Executive Management and the Chief Executive Officer;

     (k) to review candidate assessment and selection for key executive officer positions;

     (l) to review major organizational changes proposed by the Chief Executive Officer, as appropriate; and

     (m) to perform such functions as may be assigned to it from time to time by the Board of Directors.

  SECTION 4. Board Governance and Nominating Committee. There shall be a Board Governance and Nominating Committee composed of such number of directors (no more than two of which may be members of Executive Management) as the Board of Directors, by resolution passed by vote of a majority of the entire Board, may appoint. The Chief Executive Officer shall serve as a member of the Committee.

     The duties of this Committee shall be

      (a) to review the size and composition of the Board of Directors and the tenure of directors;

      (b) to recommend criteria for qualifications for Board membership, such as experience, affiliations, and personal characteristics;

      (c) to review the qualifications of individual nominees for director as recommended by the Chief Executive Officer or by a stockholder and to make recommendations to the Board of Directors;

      (d) to review the composition of the committees as recommended by the Chief Executive Officer;

      (e) to review the compensation and benefits of non-employee Directors and to make recommendations to the Board of Directors; and

      (f) to evaluate the effectiveness of the Board of Directors;

      (g) to evaluate the responsibilities and effectiveness of Board Committees and to make recommendations to the Board with respect thereto;

      (h) to perform such other functions as may be assigned to it from time to time by the Board of Directors.

       SECTION 5. Community Investment Committee. The Board of Directors may from time to time appoint a Community Investment Committee composed of not less than three nor more than five directors.

       The duties of the Committee shall be from time to time to review and evaluate the policies established by the corporation's subsidiary banks relating to the discharge by the subsidiary banks of their responsibilities under the Community Reinvestment Act of 1977, as amended (Section 2901 et seq. of Title 12 of the United States Code) and regulations thereunder, or any other applicable Federal or state law or regulations thereunder relating to substantially the same subject as the Community Reinvestment Act of 1977, as amended, and oversee the implementation of such policies by the corporation's subsidiary banks and make reports to the Board of Directors from time to time of its findings and recommendations.

       SECTION 6. Other Committees. The Board of Directors may, from time to time, by resolution passed by the vote of a majority of the entire Board, constitute such other standing or special committees as it deems desirable and may dissolve any such committee by like resolution at its pleasure. Each such committee shall have such authority and perform such duties not inconsistent with law and these By-Laws as may be assigned to it by the Board of Directors. Vacancies in any such committee shall be filled by resolution passed by the vote of a majority of the entire Board. No such committee shall be granted or shall exercise any authority which shall have been delegated to another committee by these By-Laws or by resolution of the Board of Directors or which, in the absence of such delegation, could not be exercised by the Executive Committee.

       SECTION 7. Changes in Committee Membership; Filling of Vacancies. The Board of Directors by resolution passed by a vote of the majority of the entire Board may at any time or from time to time

          (a) increase or reduce the number of members of any committee, within any applicable limits imposed by these By-Laws,

          (b) remove any member from any committee,

          (c) appoint a director to fill a vacancy in, or to be an additional member of, any committee, and

          (d) discharge any committee except a standing committee established pursuant to this Article III.

       SECTION 8. Records of Committee Action and Board of Directors' Approval. Each committee appointed by the Board of Directors shall keep a record of its acts and proceedings which shall be open for inspection at any time by any director. Such record shall be submitted to the Board of Directors at such time or times as may be required by these By-Laws or as may be requested by the Board of Directors. Failure to submit such record, or failure of the Board of Directors to approve any action indicated therein shall not invalidate any action otherwise lawful, to the extent that it has been carried out by the corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided. The action of the Board of Directors at any meeting with respect to action taken by any standing committee shall be recorded in the minutes of the meeting.

       SECTION 9. Committee Proceedings. In the absence of specific provisions in these By-Laws or regulations imposed by the Board of Directors, a committee may meet and adjourn and otherwise regulate its meetings as it thinks fit. A committee may appoint a chairman of its meetings if none has been appointed by the Board of Directors or is designated elsewhere in this Article III. If no such chairman has been appointed, or if at any meeting the chairman is not present within five minutes after the time appointed for the holding of the meeting, the members present may choose one of their number to be chairman of the meeting. A quorum for the transaction of business at any meeting of a committee shall be a majority of the fixed number of members thereof for the time being (whether or not any seat is vacant) unless a different rule shall have been adopted by a resolution passed by the vote of a majority of the Board of Directors. A resolution passed by the vote of a majority of the members present at the time of voting if a quorum is present shall be the act of the committee. In the case of an equality of votes the Chairman shall have a second or casting vote. A committee cannot sub-delegate any of its powers or duties within its membership or to any other person or persons unless authorized to do so by the Board of Directors or these By-Laws. Committee members cannot vote by proxy.

       SECTION 10. Action of Committees without a Meeting. Any action required or permitted to be taken by a committee of the Board of Directors may be taken without a meeting if all members of the committee consent thereto in writing either before or after the action is taken and the writing or writings evidencing such consent are filed with the minutes of proceedings of such committee. For all purposes of these By-Laws, any such consent shall constitute a resolution duly passed by such committee.

       SECTION 11. General Authority of Committees. Any committee appointed by the Board of Directors pursuant to this Article III shall be at liberty

       (a) to meet and confer with employees of the corporation and its subsidiaries on all matters relating to the work of the committee which fall within the purview of such employees and to be informed by any of them as to the policies, practices, and controls of the division or department of the corporation or of the subsidiary of the corporation to which he or she is assigned; and

       (b) to examine all reports which are relevant to the work of the committee (i) made by the corporation or any of its subsidiaries to regulatory authorities and (ii) of examinations of the corporation or any of its subsidiaries made by regulatory authorities.



                                   ARTICLE IV

                                    OFFICERS

       SECTION 1. Titles and Qualifications. The officers of the corporation shall be a Chief Executive Officer, a Chairman of the Board, a President, a Treasurer, a Comptroller, a Clerk, a General Auditor, one or more Vice Presidents of any rank and such other officers including one or more Vice Chairmen as may be appointed from time to time in accordance with these By-Laws. Except as otherwise provided by law, the duties of any two officers may be discharged by the same person, but the President shall not serve at the same time as Treasurer, Comptroller, or Clerk. The Chief Executive Officer, the Chairman of the Board and the President must be directors.

       SECTION 2. Appointment and Terms of Office. The Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman, any Executive Vice President, the Treasurer, the Comptroller, the Clerk and the General Auditor shall be chosen by a majority vote of the entire Board at the first meeting of the Board of

  Directors following each annual meeting of stockholders (or special meeting of stockholders in lieu of such annual meeting) or by the Board of Directors from time to time and each shall serve at the pleasure of the Board unless he or she sooner resigns, retires, dies, is removed or becomes disqualified. Other officers may be appointed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President or any other Executive Officer. Each other officer shall have such title, exercise such power and perform such duties and hold office for such term as shall be determined by the Board or the appointing officer as the case may be.

       SECTION 3. Duties; Fidelity Bond. The duties and authority of each officer of the corporation, other than as set forth in these By-Laws, shall be prescribed and may be varied from time to time by the Board of Directors, or the Chief Executive Officer, or the President, as the case may be. The Board of Directors shall provide for such bond and fidelity insurance covering the officers of the corporation and for the faithful and honest discharge of their duties as the Board may determine. Such bonds or insurance may be in individual, schedule or blanket form and the premiums therefor shall be paid by the corporation.

       SECTION 4. The Chief Executive Officer. The Chief Executive Officer of the corporation shall have the general control and management of, and shall be responsible to the Board for the conduct of, its business, affairs and operations. The Chief Executive Officer shall report to the Board of Directors on the business, affairs and financial condition of the corporation. The Chief Executive Officer shall have such powers and shall perform such duties as are usually incident to the Office of Chief Executive Officer and such additional duties may be prescribed by law, the Articles of Organization and these By-Laws or as may be conferred upon or assigned to him or her by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors. The Chief Executive Officer shall be a member of the Executive Committee and shall preside at meetings of that Committee.

       SECTION 5. The Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors. The Chairman of the Board shall have such powers and shall perform such duties as may be prescribed by law, the Articles of Organization and these By-Laws or as may be conferred upon or assigned to him or her by the Board of Directors. The Chairman of the Board shall have such additional responsibilities and shall discharge such further duties as from time to time may be requested of him or her by the Chief Executive Officer. The Chairman of the Board shall be a member of the Executive Committee.

       SECTION 6. The President and Chief Operating Officer. The President shall be the Chief Operating Officer of the Corporation and shall have the day to day responsibility for the control and management of its operations of the Corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the Board of Directors. The President shall be subject to the direction of the Chief Executive Officer under whose direct supervision he or she shall be. The President shall perform such duties as may be imposed on him or her by law, the Articles of Organization and these By-Laws or as may be assigned to him or her by the Chief Executive Officer. He or she shall have such powers and duties as are usually incident to the Office of President and Chief Operating Officer.

       SECTION 7. The Vice Chairmen. Each Vice Chairman shall perform the duties imposed upon him or her by these By-Laws or assigned to him or her by the Chief Executive Officer or the President. The Vice Chairmen shall be senior in rank to the Vice Presidents of any rank.

       SECTION 8. The Executive Officers. The Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman, any Executive Vice President, the Clerk, and such other Executive Officers as may be so designated from time to time by the Board of Directors shall be the Executive Officers of the corporation.

       SECTION 9. The Treasurer. The Treasurer shall have custody and control over all funds and securities of the corporation, maintain full and adequate accounts of all moneys received and paid by him or her on account of the corporation and, subject to the control of the Board of Directors shall discharge all duties incident to the office of Treasurer. The Treasurer shall have authority, in connection with the normal business of the corporation, to sign or endorse negotiable instruments, contracts, leases and other documents. The Treasurer shall render an account of his or her transactions to the Board of Directors whenever and as often as may be requested.

       SECTION 10. The Comptroller. The Comptroller shall be the chief accounting officer of the corporation. He or she shall establish accounting policy for the corporation, maintain complete and accurate books and records concerning its financial transactions, prepare its financial statements and, subject to the control of the Board of Directors, discharge all duties incident to the office of the Comptroller. The Comptroller shall have authority, in connection with the normal business of the corporation, to sign or endorse negotiable instruments, contracts, leases and other documents.

       SECTION 11. The Clerk and the Secretary of the Board of Directors. The Clerk shall be the principal recording officer of the corporation. He or she shall be the Secretary of the Board of Directors and of the Executive Committee and of the Audit Committee. He or she shall attend and keep minutes of all proceedings at meetings of the stockholders, the Board of Directors, the Executive Committee and of each committee appointed by the Board of Directors which shall not have appointed any other person to serve as its secretary. The Clerk shall have charge of the corporate seal, minute books of the corporation and of such other corporate records, books and papers as the Board of Directors or the Executive Committee may order to be kept in his or her custody or under his or her control. The Clerk shall have authority to affix the seal of the corporation to all instruments executed under seal and to attest thereto. As required by law, these By-Laws or the Board of Directors, the Clerk shall give or cause to be given notice to the stockholders of each annual and special meeting and to the directors of each regular and special meeting of the Board of Directors except the first meeting after their election in each year; and the Clerk shall perform such other duties as may be imposed upon him or her by law, these By-Laws, the Board of Directors, the Audit Committee or the Chief Executive Officer, under whose direct supervision he or she shall be. The Clerk shall be a resident of the Commonwealth of Massachusetts unless a resident agent has been appointed by the corporation pursuant to law to accept service of process.

       SECTION 12. The General Auditor. The General Auditor shall direct the internal audit activities of the corporation and shall provide the Audit Committee with objective and timely information to aid in measuring and evaluating the operations of the corporation. In the conduct of this responsibility, the General Auditor shall perform such duties as may be imposed upon him or her by these By-Laws, the Board of Directors and the Audit Committee. To assure the professional independence of the General Auditor, he or she shall report directly and solely to the Audit Committee. For purposes of internal administration, the General Auditor shall report to a senior officer of the corporation other than the Chairman of the Board, the Chief Executive Officer, or the President.

       SECTION 13. The Vice Presidents. Each Vice President of whatever rank shall perform the duties imposed upon him or her by these By-Laws or assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Executive Vice President shall be senior in rank to all other Vice Presidents including Senior Vice Presidents.

       SECTION 14. The Assistant Treasurers and Assistant Clerks. Each Assistant Treasurer shall perform such duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Treasurer. Each Assistant Clerk shall perform such duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the Clerk, and shall have the authority to affix the seal of the corporation to all instruments executed under seal and to attest thereto.

       SECTION 15. Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Clerk. The resignation of any officer shall take effect upon its receipt or on any later date specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be required to make it effective.

       SECTION 16. Vacancies. Any vacancy occurring in the offices of the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer, the Comptroller, the Clerk and the General Auditor shall be promptly filled by the Board of Directors. Any vacancy occurring in the offices of Vice Chairmen, Executive Vice Presidents, or other Executive Officers not specifically referred to in the preceding sentence may be filled by the Board of Directors. Except for those offices to be filled by the Board of Directors, the Chief Executive Officer may fill any vacancy occurring in any office by reason of death, resignation, retirement or other cause and may, in his or her discretion, leave offices unfilled for such period as he or she may determine.

       SECTION 17. Compensation of Officers, Employees and Other Agents. The Board of Directors shall have power to fix, and to vary from time to time, the compensation of all officers, employees and other agents of the corporation for their services as such.

       SECTION 18. Designated Officer. The term designated officer of the corporation, whenever it appears in a resolution or vote of the Board of Directors of the corporation shall refer to any one of the Chief Executive Officer, Chairman of the Board, the President, any Vice Chairman, the Treasurer, an Assistant Treasurer, the Comptroller, any Vice President of whatever rank, the Clerk, an Assistant Clerk, the Secretary of the Board of Directors, the General Counsel and the General Auditor unless the resolution or vote of the Board of Directors otherwise provides.


                                   ARTICLE V

                                     STOCK

       SECTION 1. Stock Certificates. Each stockholder shall be entitled to a certificate or certificates of stock of the corporation in such form as the Board of Directors may from time to time prescribe. Each certificate shall be numbered and entered in the books of the corporation as it is issued, shall state the holder's name and the number and the class and the designation of the series, if any, of his or her shares, shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President of any rank and by the Treasurer or an Assistant Treasurer and may, but need not, be sealed with the seal of the corporation. If any stock certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the corporation and delivered with the same effect as if he or she were such officer at the time of issue. Every certificate of stock which is subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, or which is issued while the corporation is authorized to issue more than one class or series of stock, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back the full text of the restriction or the preferences, voting powers, qualifications and special or relative rights of each class or series or, alternatively, a statement of the existence of such restriction and such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy of the restriction and such preferences, powers, qualifications and rights to the holder of such certificate upon written request and without charge.

       SECTION 2. Transfer of Stock. Subject to any applicable transfer restrictions at the time in force, shares of stock of the corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Such transfer shall be effected by delivery of the old certificate, together with a duly executed assignment and power to transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signature and such proof of authority to make the transfer as the corporation or its agents may reasonably require, to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate, who shall thereupon cancel the old certificate and issue a new certificate. The corporation may treat the holder of record of any share or shares of stock as the owner of such stock, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, or otherwise, save as expressly provided by law.

       SECTION 3. Transfer Agent and Registrar; Regulations. The corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors at which the shares of the capital stock of the corporation shall be transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the corporation in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

       SECTION 4. Lost, Mutilated or Destroyed Certificates. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, mutilated or destroyed, except upon production of such evidence of the loss, mutilation or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the Board of Directors may prescribe and as permitted by law.

       SECTION 5. Record Date for Determination of Stockholders' Rights; Close of Transfer Books. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the making of any other distribution to stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or receive any such allotment of rights, or as the last day on which stockholders may effectively exercise rights in respect of any such change or conversion or exchange of capital stock, or as the last day on which they may effectively express such consent or dissent, and in such case only stockholders of record on the date so fixed shall be so entitled, notwithstanding any transfer of stock on the books of the corporation after the date fixed as aforesaid. In lieu of fixing such a record date or last day, the Board of Directors may close the transfer books for all or any part of such period.

       If no record date is fixed and the transfer books are not closed:

          (i) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

          (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

       SECTION 6. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Organization, may be declared by the Board of Directors at any regular or special meeting, payable in cash, in property, or in shares of the capital stock, subject to the limitations, if any, imposed by law or the Articles of Organization. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve.

       SECTION 7. Control Share Acquisitions. Until such time as this Section 7 shall be repealed or these By-Laws shall be amended to provide otherwise, in each case in accordance with Article VII of these By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the corporation within the meaning of said Chapter 110D.

                                   ARTICLE VI

                               GENERAL PROVISIONS

       SECTION 1. Offices. The principal office of the corporation shall be in the City of Boston, County of Suffolk, Commonwealth of Massachusetts. The corporation may also have offices at such other place or places within or without the Commonwealth of Massachusetts as the Board of Directors may from time to time determine.

       SECTION 2. Seal. The seal of the corporation shall be in the following form:



                                     [seal]



  When authorized by the Board of Directors and to the extent permitted by law and these By-Laws, a facsimile of the corporate seal may be affixed or reproduced.

       SECTION 3. Fiscal Year. The fiscal year of the corporation shall be coincident with the calendar year unless another fiscal year shall have been fixed by the Board of Directors.

       SECTION 4. Execution of Instruments. All contracts, conveyances, promises or orders for the payment of money or other obligations authorized by the Board of Directors to be executed or endorsed by an officer of the corporation in its behalf shall be executed or endorsed by any one of the Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman, any Vice President of whatever rank, the Treasurer and the Clerk, except as the Board of Directors may generally or in particular cases otherwise determine and except that checks drawn on any dividend and special accounts may bear the facsimile signature, affixed thereto by a mechanical device, of such officer or agent as the Board of Directors shall authorize, and except also that bonds, notes, debentures or other evidences of indebtedness authenticated by a manual signature on behalf of a trustee or an authenticating agent appointed by the Board of Directors may bear such facsimile signature or signatures of such officer or officers of the corporation as the Board of Directors shall authorize.

       SECTION 5. Voting of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President, each Vice Chairman, the Treasurer, each Executive Officer, each Vice President of any rank, and the Clerk, each acting alone, shall have authority on behalf of the corporation (a) to attend and act and vote in person for the corporation and as its duly appointed agent and attorney-in-fact at any meeting of the holders of securities or creditors of any person (as hereinafter defined) any securities of whom are owned or held with power to vote by the corporation or any indebtedness of whom is owed to the corporation, (b) to appoint, by an instrument in writing, a proxy or several proxies to attend and act and vote for the corporation at any such meeting and
  (c) to execute and deliver in the name and on behalf of the corporation any consent or waiver by the corporation as a security holder or creditor of any such person. As used in this Section, the word "person" includes a natural person, a corporation, a company, a partnership, a voluntary association, a proprietorship, a trust, an estate, a government (national, state, regional or local) or a department or agency thereof, and any other form of legal entity however designated and wherever formed or existing. Each officer named in this Section and each person designated by any such officer as a proxy for this corporation shall have and may exercise at any such meeting any and all rights and powers incident to the ownership of such securities or indebtedness which an owner would have if personally present.

       SECTION 6. Powers of Attorney. The Chief Executive Officer, the Chairman of the Board, the President, each Vice Chairman, any Executive Vice President, any Executive Officer, or the Clerk may from time to time and at any time by power of attorney appoint any person (as defined in Section 6 of this Article VI) or persons to be the attorney or attorneys of the corporation for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors) and for such period and subject to such conditions as the officer making such appointment may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney or attorneys as the officer making such appointment may think it and may also authorize any such attorney to appoint a substitute or substitutes and to delegate all or any of the powers, authorities and discretions vested in any such attorney or attorneys, except such power of substitution (without prejudice to the power of such attorney or attorneys to exercise concurrently any of the powers delegated and to revoke or vary any such appointment). The Chief Executive Officer, the Chairman of the Board, the President, each Vice Chairman, any Executive Vice President, any Executive Officer, or the Clerk may at any time revoke any power of attorney executed by any of those officers currently or formerly in office, provided that no such revocation shall invalidate any act performed by the attorney or attorneys (or any substitute or substitutes appointed thereunder) in the exercise of the powers conferred thereby between the revocation thereof and the time such revocation becomes known to the attorney or attorneys, or to any such substitute or substitutes, and any such power of attorney shall at all times be conclusively binding on the corporation and its successors in favor of third parties who have not received notice of the revocation thereof.

       SECTION 7.  Issue of Debt Securities and Other Obligations.    The Board
  of Directors shall have the power to authorize and cause to be executed and issued bonds, notes, debentures, warrants, guaranties or other obligations of the corporation, secured or not secured, upon such terms, in such manner and upon such conditions as may be fixed or approved by vote of the Board of Directors or of the Executive Committee prior to the issue thereof.

       SECTION 8. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of incorporators and stockholders, and stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation, or at an office of its Clerk, its resident agent or its transfer agent. Such copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose. They shall not be available for inspection to secure a list of stockholders or other information for the purpose of selling such list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

       SECTION 9. Indemnification of Directors, Officers and Others. (a) The corporation shall, to the extent legally permissible, indemnify each of the directors and officers of the corporation against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such director or officer being or having been such a director or officer of the corporation or by reason of such director or officer serving or having served at the request of the corporation as a director, officer or trustee of a wholly owned subsidiary of the corporation or having served in any capacity with respect to any employee benefit plan maintained by the corporation or any wholly owned subsidiary of the corporation, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation or of such subsidiary or, to the extent that such matter relates to service with respect to any such employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be ordered by a court or unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification: (i) by a disinterested majority of the directors of the corporation then in office; or (ii) by a majority of the disinterested directors of the corporation then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation; or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer of the corporation in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this paragraph (a). If in an action, suit or proceeding brought by or in the right of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of Article 6 of the Articles of Organization of the corporation or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

       (b) The corporation shall, to the extent legally permissible, indemnify each person who serves at the request of the corporation as a director of any wholly-owned subsidiary of the corporation or in any capacity with respect to any employee benefit plan maintained by the corporation or any such subsidiary, and the Board of Directors of the corporation may, to the extent legally permissible, indemnify any person who serves as a trustee, employee or agent of the corporation or who serves at the request of the corporation as an officer, trustee, employee or agent of any wholly-owned subsidiary of the corporation, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person being or having been a trustee, employee or agent of the corporation or a director, officer, trustee, employee or agent of such subsidiary or having acted in any such capacity with respect to any such employee benefit plan, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation or of such subsidiary or, to the extent that such matter relates to service with respect to any such employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including counsel fees, reasonably incurred by any person who serves at the request of the corporation as a director of a wholly-owned subsidiary of the corporation or in any capacity with respect to any employee benefit plan maintained by the corporation or any such subsidiary in connection with the defense or disposition of any such action, suit or other proceeding shall, and if incurred by a person who serves as a trustee, employee or agent of the corporation or who serves at the request of the corporation as an officer, trustee, employee or agent of a wholly-owned subsidiary of the corporation may, in each case to the extent legally permissible, be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such person to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section. Except as hereinafter provided in this paragraph (b), indemnification of persons who serve as a trustee, employee or agent of the corporation or who serve at the request of the corporation as an officer, trustee, employee or agent of a wholly-owned subsidiary of the corporation under this paragraph (b) shall be made by the corporation only as authorized by the Board of Directors of the corporation in each specific case.

       To the extent that any person who serves at the request of the corporation as an officer or trustee of any wholly owned subsidiary of the corporation has been wholly successful in the defense of any action, suit or proceeding referred to above in this paragraph (b) or of any claim or issue therein, such person shall, without further authorization of the Board of Directors of the corporation, be indemnified by the corporation as herein above provided upon presentation to the Board of Directors of the corporation of a claim for indemnification and evidence reasonably satisfactory to the Board of Directors of the corporation of such wholly successful defense. As used in this paragraph (b) the term "wholly successful" means that the action, suit or proceeding or the claim or issue has been finally terminated without a finding of liability or guilt against the person seeking indemnification and the time for taking an appeal or other court or administrative action therein has expired or, in the case of a threatened proceeding, a reasonable period of time, determined by independent legal counsel selected by the Board of Directors of the corporation, has elapsed since the threat was made without the proceeding having been instituted and, in either case, without any payment or promise having been made to induce a settlement or compromise.

       (c) As used in this Section, the terms "director", "officer", "trustee", "employee" and "agent" include the relevant individual's heirs, executors and administrators, an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending, and a "wholly-owned subsidiary" means any corporation, business trust, partnership or other business entity of which the corporation owns directly or through one or more wholly-owned subsidiaries all of the outstanding capital stock or other shares of beneficial interest (other than directors' qualifying shares) entitled to vote generally. All directors, officers, trustees, employees and agents of wholly-owned subsidiaries of the corporation and persons who serve in any capacity with respect to any employee benefit plan maintained by the corporation or any such subsidiary shall be deemed to serve or to have served in such capacity at the request of the corporation. The indemnification by the corporation provided for in this Section 9 shall not be exclusive of or affect any other rights to which any director, officer, trustee, employee, agent or pension plan fiduciary or other person may be entitled. Nothing contained in this Section shall either limit the power of the corporation to indemnify corporate personnel other than directors and officers or affect any rights to indemnification by the corporation to which corporate personnel other than directors, officers, trustees, employees and agents of the corporation and persons who serve at the request of the corporation as directors, officers, trustees, employees or agents of wholly-owned subsidiaries of the corporation or in any capacity with respect to any employee benefit plan maintained by the corporation or any such subsidiary may be entitled by contract or otherwise under law.


                                  ARTICLE VII

                                   AMENDMENTS

       SECTION 1. General. These By-Laws may be amended, added to or repealed in whole or in part (a) by vote of the stockholders at a meeting where the substance of the proposed amendment is stated in the notice of the meeting, or
  (b) by vote of a majority of the entire Board, except that no amendment may be made by the Board of Directors on matters reserved to the stockholders by law or the Articles of Organization or which changes the provisions of these By-Laws relating to the removal of directors or to the requirements for amendment of these By-Laws. Notice of any amendment, addition or repeal of any By-Law by the directors stating the substance of such action shall be given to all stockholders entitled to vote on amending the By-Laws not later than the time when notice is given of the meeting of stockholders next following such action by the Board of Directors. Any By-Law adopted by the directors may be amended or repealed by the stockholders.

                                  ARTICLE VIII

                               EMERGENCY BY-LAWS

       SECTION 1.  Effective Period.  The emergency By-Laws set forth in this
  Article VIII shall be effective only during the continuance of a national emergency proclaimed by the President of the United States of America or by other governmental authority following an attack on the United States of America or another catastrophic event as a result of which a regular quorum of the Board of Directors or of the Executive Committee cannot readily be convened. During any such emergency, the provisions of this Article VIII shall supersede any different provisions contained in the preceding Articles of these By-Laws.

       SECTION 2. Meetings of the Board of Directors. During any such emergency, a meeting of the Board of Directors may be called by any director or officer who deems it necessary. The meeting shall be held at such time or place as the person calling the meeting may specify in giving notice thereof. Such notice may be given in writing or orally and by such means of communication (including announcement by radio) as in the judgment of the person giving the same are then feasible to reach as many of the directors as it is reasonably possible to reach under the prevailing circumstances. Two directors shall constitute a quorum for the transaction of business at any such meeting.

       SECTION 3. Emergency Location of Head Office. With effect during any such emergency, the Board of Directors may change the location of the Head Office of the corporation or designate one or more alternative locations or authorize one or more officers to do so.

       SECTION 4. Preservation of Continuity of Management. In order to preserve continuity of management of the corporation during any such emergency, the Board of Directors may provide and from time to time change lines of succession in management in the event that during such emergency any or all of the officers shall die or be missing or for any reason be rendered incapable of discharging his or her or their respective duties.

       SECTION 5. Immunity. No director, officer or employee of the corporation acting in accordance with these emergency By-Laws shall be liable for any act or omission except willful misconduct.

       SECTION 6.  Amendment of Emergency By-Laws.  The provisions of this
  Article VIII can be amended or repealed during any emergency by resolution of the directors or the shareholders but no such amendment or repeal shall prejudice any rights or immunities acquired by any director, officer or employee under Section 5 of this Article VIII in respect of action taken or omitted by him or her prior to such amendment or repeal. Any such amendment may make such further or different provisions as may be deemed to be practical and necessary to deal with the circumstances of the emergency.